Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Second Quarter 2018 Financial Results

Company Experiences Substantial Quarterly Net Revenue Growth and Market Expansion

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA (August 14, 2018) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the quarter ended June 30, 2018. Telkonet management will hold a teleconference to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“Telkonet has encountered a dramatic expansion in growth and understanding of the market for commercial automation and IoT solutions since the beginning of the year,” stated Jason Tienor, Telkonet’s President and CEO. “This growth has had a very positive impact on Telkonet’s current and future performance demonstrated by 40% net revenue growth over the prior year’s same quarter.”

Operating and Financial Highlights Comparison for the Three and Six Months Ended June 30, 2018 and 2017:

•	Loss from continuing operations decreased $0.7 million (76%) to $0.2 million for the three months ended June 30, 2018 compared to $0.9 million in the prior year period; while also decreasing $0.7 million (36%) to $1.4 million for the six months ended June 30, 2018 compared to $2.1 million in the prior year period
•	Net revenues increased $0.9 million (40%) to $3.0 million for the three months ended June 30, 2018 compared to $2.1 million in the prior year period; while also increasing $0.6 million (13%) to $4.6 million for the six months ended June 30, 2018 compared to $4.0 million in the prior year period
•	Operating expenses decreased $0.2 million (8%) to $1.7 million for the three months ended June 30, 2018 compared to $1.9 million in the prior year period; while also decreasing $0.6 million (14%) to $3.5 million for the six months ended June 30, 2018 compared to $4.1 million in the prior year period
•	Achievement of 51% gross margin in the quarter
•	Completion of several marquee integrations including: Sonifi, Assa Abloy, and Volara
•	Announced upcoming release of Company’s evolutionary new platform, Symphony, at Hospitality industry’s largest annual event, HITEC

Recent Events:

•	Telkonet awarded large multi-year consumer housing project worth approximately $1MM
•	Company experiences significant growth and success of its annual Partner Week
•	Initiated strategic review of business positioning with engagement of Roth Capital Partners

“Telkonet’s strategy of business development has seen significant success through expansion of our OEM, VAR and ESCO relationships thus far in 2018,” continued Tienor. “Looking forward, we’re expecting a continued ramp of activity and success in our target markets in line with our second quarter performance, while taking advantage of key projects both domestic and international to boost Telkonet’s full-year performance.”

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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Financial Results Review

2018 Quarter to Date and Year to Date

Revenue: Total revenue from continuing operations increased $0.9 million to $3.0 million for the three months ended June 30, 2018 compared to $2.1 million for the comparable period in 2017. For the six months ended, revenue increased $0.6 million to $4.6 million compared to $4.0 million for the comparable period in 2017.

Product Revenue: Product revenue, which principally arises from the sales and installation of our EcoSmart energy management platform, increased 40% to $2.8 million for the three months ended June 30, 2018 compared to $2.0 million for the comparable period in 2017. For the six months ended, product revenue increased 13% to $4.3 million compared to $3.8 million for the comparable period in 2017.

Gross Margin Gross profit percentages increased to 51% for the three months ended June 30, 2018 from 48% for the comparable period in 2017. For the six months ended, gross profit percentages decreased to 45% from 47% for the comparable period in 2017.

Net loss: The Company reported a net loss from continuing operations of $0.2 million for the three months ended June 30, 2018 compared to $0.9 million for the comparable period in 2017. For the six months ended, the Company reported a net loss from continuing operations of $1.4 million compared to $2.1 million for the comparable period in 2017.

Teleconference

Date: Tuesday, August 14, 2018

Time: 4:30 p.m. EST (3:30 p.m. CST, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until August 28, 2018, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID # 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA from continuing operations, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA from continuing operations as its primary management guide. Adjusted EBITDA from continuing operations is not, and should not be considered, an alternative to net income (loss), income (loss) from continuing operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the three and six months ended June 30, 2018 and 2017, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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•	Bonuses paid to executives in 2017, upon sale of discontinued operations: The Company does not consider the bonuses of $87,750 associated with the sale of Ethostream to be indicative of current or future operating performance. Therefore, the Company does not consider the inclusion of these costs helpful in assessing its current financial performance compared to the previous year.

Adjusted EBITDA from continuing operations and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues, net:
Product	$2,820,805	$2,013,922	$4,324,463	$3,824,307
Recurring	153,357	110,201	254,895	213,043
Total Net Revenue	2,974,162	2,124,123	4,579,358	4,037,350

Cost of Sales:
Product	1,376,729	1,065,914	2,370,966	2,073,959
Recurring	66,482	32,627	126,479	62,645
Total Cost of Sales	1,443,211	1,098,541	2,497,445	2,136,604

Gross Profit	1,530,951	1,025,582	2,081,913	1,900,746

Operating Expenses:
Research and development	431,856	444,557	870,636	823,013
Selling, general and administrative	1,291,103	1,438,069	2,568,006	3,207,762
Depreciation and amortization	16,628	9,880	33,543	19,789
Total Operating Expenses	1,739,587	1,892,506	3,472,185	4,050,564

Operating Loss	(208,636)	(866,924)	(1,390,272)	(2,149,818)

Other Income (Expenses):
Interest income (expense), net	4,054	4,428	1,524	(5,925)
Total Other Income (Expense)	4,054	4,428	1,524	(5,925)

Loss from Continuing Operations before Provision for Income Taxes	(204,582)	(862,496)	(1,388,748)	(2,155,743)

Provision for Income Taxes	2,000	6,910	2,000	7,901
Net loss from continuing operations	(206,582)	(869,406)	(1,390,748)	(2,163,644)
Discontinued Operations:
Gain from sale of discontinued operations (net of tax)	–	–	–	6,384,871
Income from discontinued operations (net of tax)	–	18,855	–	590,657
Net income (loss) attributable to common stockholders	$(206,582)	$(850,551)	$(1,390,748)	$4,811,884

Net income (loss) per common share:
Basic - continuing operations	$(0.00)	$(0.01)	$(0.01)	$(0.02)
Basic - discontinued operations	$–	$0.00	$–	$0.05
Basic – net income (loss) attributable to common stockholders	$(0.00)	$(0.01)	$(0.01)	$0.04

Diluted - continuing operations	$(0.00)	$(0.01)	$(0.01)	$(0.02)
Diluted - discontinued operations	$–	$0.00	$–	$0.05
Diluted – net income (loss) attributable to common stockholders	$(0.00)	$(0.01)	$(0.01)	$0.04

Weighted Average Common Shares Outstanding – basic	133,989,919	133,015,191	133,843,329	132,894,833
Weighted Average Common Shares Outstanding –diluted	133,739,919	133,015,191	133,961,689	133,490,201

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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RECONCILIATION OF NET LOSS FROM

CONTINUING OPERATIONS TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net loss from continuing operations	$(206,582)	$(869,406)	$(1,390,748)	$(2,163,644)
Interest (income) expense, net	(4,054)	(4,428)	(1,524)	5,925
Provision for income taxes	2,000	6,910	2,000	7,901
Depreciation and amortization	16,628	9,880	33,543	19,789
EBITDA – continuing operations	(192,008)	(857,044)	(1,356,729)	(2,130,029)
Adjustments:
Stock-based compensation	1,531	3,516	3,061	318,202
Bonus paid to executives upon sale of discontinued operations	–	–	–	87,750
Adjusted EBITDA	$(190,478)	$(853,528)	$(1,353,668)	$(1,724,077)

Telkonet, Inc. | 20800 Swenson Drive, Suite 175, Waukesha, WI 53186 | p: 414.302.2299 | f: 414.800.4352 | telkonet.com

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